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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          TRANSEASTERN PROPERTIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              Florida                        59-2745379
              -------                        ----------
  (State or other jurisdiction of    (I.R.S. Employer Identification No.)
              incorporation)

     3300 University Drive                            33065
        Suite 001                                     -----
 Coral Springs, Florida                             (Zip code)
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(Address of principal executive offices)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following. [ ]

    SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

       Title of Each Class            Name of Each Exchange on Which
       to be so Registered            Each Class is to be Registered
       -------------------            -------------------------------
               None                                  None

    SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                        Common Stock, par value $.01 per share
                        --------------------------------------
                                 (Title of Class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         A description of the Registrant's Common Stock, par value $.01 per share, to be registered hereunder is set forth under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (Registration No. 333-10375), initially filed with the Securities and Exchange Commission on August 16, 1996, which description is incorporated herein by reference.

ITEM 2.                    EXHIBITS.

3.i Amended and Restated Articles of Incorporation of Registrant, as amended*

3.ii  Amended and Restated Bylaws of Registrant*

4.1   Form of Common Stock Certificate*

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*  Filed only with NASDAQ National Market in accordance with Instruction
   II to Form 8-A.

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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    TRANSEASTERN PROPERTIES, INC.

                                    By:/s/ EDWARD FALCONE
                                       --------------------------
                                       Edward Falcone,
                                       Executive Vice President

Date:  September 18, 1996



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